Exhibit 99.1

Media Contact:	Investor Contact:

Vibha Agrawal	Sujal Shah
610-712-1737 (office)	610-712-5471 (office)
908-256-6234 (cellular)	sujal@agere.com
vagrawal@agere.com

AGERE SYSTEMS REPORTS RESULTS FOR THE THIRD QUARTER OF FISCAL 2004

—	Revenues increase 9 percent over the year-ago quarter, 7 percent sequentially

—	Company is profitable with GAAP net income of $2 million, and pro forma net income of $12 million, reversing losses from year-ago quarter

—	Company reports fourth consecutive quarter of positive cash flow from operations

—	Agere reorganizes businesses to simplify structure and focus on four key markets

FOR RELEASE: WEDNESDAY, JULY 21, 2004

     ALLENTOWN, Pa. — Agere Systems (NYSE: AGR.A, AGR.B) today reported that revenues for the third quarter of fiscal 2004, ended June 30, were $495 million, up 9 percent over the year-ago quarter, and 7 percent sequentially, driven by growth in sales of chips for mobile phones and wireless infrastructure, as well as an increase in revenues from intellectual property licensing.

     The company’s Infrastructure Systems business reported revenues of $146 million, up 11 percent from the year-ago quarter and 14 percent sequentially. The company’s Client Systems business reported revenues of $349 million, up 8 percent from the year-ago quarter, and 4 percent sequentially.

     The company reported a GAAP net income of $2 million or breakeven per share, compared with the year-ago net loss of $78 million or $0.05 per share. March quarter net income was $74 million, or $0.04 per share, including an $82 million tax benefit.

     The company reported a pro forma net income of $12 million, or $0.01 per share, compared with a pro forma net loss of $74 million, or $0.04 per share in the year-ago quarter. In the March quarter, the company reported a pro forma net income of $83 million, or $0.05 per share, including an $82 million tax benefit.

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     Pro forma net income excludes gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; purchased in-process research and development charges related to acquisitions; amortization of acquired intangible assets; net gain or loss from the sale of operating assets and cumulative effect of an accounting change.

     The company reported its fourth consecutive quarter of positive cash flow from operations, less capital expenditures, generating $8 million in the June quarter. The company reduced its total debt by $15 million sequentially, while also improving cash and cash in trust by $6 million to $785 million.

     “We grew our revenues, increased our gross margins and reported another quarter of profitability,” said John Dickson, president and CEO, Agere Systems. “We posted our strongest quarter of revenues from chips for mobile phones, and also saw good growth in chips for wireless infrastructure. As we had indicated previously, our storage sales were impacted by pricing and customer inventory issues; however, we remain the number one supplier of chips for hard disk drives and well-positioned to grow in both desktop and one-inch portable drives.”

Agere Reorganization

     The company also announced it will simplify its organization structure to focus more sharply on its four key markets: mobility, storage, enterprise and networking, and telecommunications. The four business divisions will report directly to Dickson, eliminating the Infrastructure Systems and Client Systems structure, which removes a layer of management.

     The Mobility division, which will include the company’s mobile phone, Wi-Fi, voice over IP and mobile entertainment device ICs, will be led by Luc Seraphin, who has spearheaded the company’s growth in mobile phones. The Storage division will continue to be led by Joe O’Hare, who has expanded Agere’s storage IC leadership into one-inch drives. Enterprise and Networking will include custom solutions, modem ICs and computer I/O products and will be led by Necip Sayiner, who has successfully grown the company’s custom silicon business. Telecommunications, which will include all standard solutions for wireless and wireline infrastructure, will be led by Denis Regimbal, who has extensive experience in programmable devices and DSPs.

     Concurrent with the organization change, Sohail Khan, who led the Infrastructure Systems Group, will assume a new role as Chief Strategy and Development Officer. His team will provide strategic support across the businesses, including identifying new business opportunities and developing technology platforms that can be leveraged

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across different applications. Ron Black, who led the Client Systems Group, is leaving Agere to pursue other business interests.

     “Simplifying our structure will ensure we are better aligned to pursue the market segments with the most growth potential,” said Dickson. “It also will improve how we engage with customers, develop technology platforms across applications and deliver products.”

Product and Customer Highlights

     Recent company highlights include:

•	Introduction of Unbreakable Access™, a new network processor technology for improving quality of service in Voice-over-IP telephony via broadband access systems. This technology was co-developed with global communications carrier British Telecom and endorsed by networking equipment leaders Marconi and Fujitsu.

•	Announcement that power amplifier maker Danam Communications Inc. of Korea is using Agere’s RF Power solutions in Samsung’s CDMA basestations, which will be deployed by Shanghai Bell, PT Telekom, Mobile 8 and Hutchison Whampoa.

•	Introduction of two breakthrough system-on-a-chip (SoC) product families for existing and next-generation access and broadband network systems. The Datamapper™ and MARS™ T-PHY are the industry’s most integrated mapper and framer chips, respectively. Several leading equipment manufacturers have selected these chips for access and metro equipment platforms.

•	Introduction of a new Gigabit Ethernet controller, the industry’s first native PCI Express MAC+PHY device. This chip provides PC makers with PCI Express compatibility, significantly lower power consumption, smaller packaging and better design-in and software support.

•	Introduction of a suite of new hard disk drive (HDD) chips specifically tailored to meet the performance requirements of individual storage applications, including portable devices. In addition, Agere is developing a new hard disk controller that will enable highly integrated, lower cost storage solutions.

•	Announcement that Cornice is using Agere’s low-power read-channel in the company’s 2.0 gigabyte storage device.

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•	Introduction of the WaveLAN™ 802.11g mini-module for personal digital assistants (PDAs), media players, Smartphones, handheld video game devices, digital cameras and camcorders. This module sets the industry benchmark for power consumption.

Outlook

     In the September quarter, the company expects to report revenues in the range of $420 million to $445 million. The majority of the sequential decline is related to 3G chipsets, with some additional decreases in wireless infrastructure and intellectual property licensing revenues. The company expects both GAAP and pro forma results to be in the range of breakeven to a loss of $0.02 per share.

     “Our forecast for the September quarter is primarily linked to issues at three major customers,” said Dickson. “We firmly believe that the markets we are pursuing—storage, mobility, enterprise networking and wireless and wireline infrastructure—will drive growth for Agere moving forward. We are confident that we have the product leadership and customer relationships for success in these markets.”

Earnings Webcast

     Agere Systems will host a conference call today at 8:30 a.m. EDT to discuss its financial results and outlook. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

     Agere Systems is a global leader in semiconductors for storage, wireless data, and public and enterprise networks. The company’s chips and software power a broad range of computing and communications applications, from cell phones, PCs, PDAs, hard disk drives and gaming devices to the world’s most sophisticated wireless and wireline networks. Agere’s customers include the top manufacturers of consumer electronics, communications and computing equipment. Agere’s products connect people to information and entertainment at home, at work and on the road — making personal broadband a reality.

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This press release contains forward-looking statements based on information currently available to Agere. Agere’s actual results could differ materially from the results stated or implied by these forward-looking statements due to a number of risks and uncertainties.

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These risks and uncertainties include, but are not limited to, our ability to keep pace with technological change, our dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, and reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2003, and our quarterly report on Form 10-Q for the period ended March 31, 2004. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in millions except per share amounts)

	Quarter Ended			Nine Months Ended
	Jun 30	Mar 31	Jun 30	Jun 30	Jun 30
	2004	2004	2003	2004	2003
Revenue	$495	$462	$456	$1,473	$1,335
Costs	267	254	321	806	970

Gross profit — $	228	208	135	667	365
Gross profit — %	46.1%	45.0%	29.6%	45.3%	27.3%
Operating Expenses
Selling, general and administrative	64	70	76	210	227
Research and development	131	128	117	378	360
Amortization of acquired intangible assets	2	1	2	5	7
Purchased in-process research and development	—	—	—	13	—
Restructuring and other charges — net	11	7	6	65	99
(Gain) loss on sale of operating assets — net	(3)	1	(15)	(3)	(13)

Total operating expenses	205	207	186	668	680

Operating Income (Loss)	23	1	(51)	(1)	(315)
Other income (expense) — net	(1)	4	3	4	19
Interest expense	11	10	11	33	35

Income (loss) from continuing operations before income taxes	11	(5)	(59)	(30)	(331)
Provision (benefit) for income taxes	9	(79)	8	(67)	62

Income (loss) from continuing operations	2	74	(67)	37	(393)

Discontinued Operations:
Income from operations of discontinued business — net of taxes	—	—	—	—	19
Gain (loss) on disposal of discontinued business — net of taxes	—	—	(11)	—	30

Income (loss) from discontinued operations	—	—	(11)	—	49

Income (loss) before cumulative effect of accounting change	2	74	(78)	37	(344)
Cumulative effect of accounting change — net of taxes	—	—	—	—	(5)

Net Income (Loss)	$2	$74	$(78)	$37	$(349)

Basic and diluted income (loss) per share information:
Income (loss) from continuing operations	$0.00	$0.04	$(0.04)	$0.02	$(0.24)
Income (loss) from discontinued operations	—	—	(0.01)	—	0.03

Income (loss) before cumulative effect of accounting change	0.00	0.04	(0.05)	0.02	(0.21)
Cumulative effect of accounting change	—	—	—	—	—

Net Income (loss)	$0.00	$0.04	$(0.05)	$0.02	$(0.21)

Weighted average shares outstanding—basic (in millions)	1,718	1,711	1,678	1,709	1,660

Weighted average shares outstanding—diluted (in millions)	1,734	1,734	1,678	1,729	1,660

Agere Systems Inc.
Unaudited Pro Forma Results of Operations
(Dollars in millions except per share amounts)

	Quarter Ended			Nine Months Ended
	Jun 30	Mar 31	Jun 30	Jun 30	Jun 30
	2004	2004	2003	2004	2003
Revenue
Client	$349	$334	$324	$1,081	$940
Infrastructure	146	128	132	392	395

Total Revenue	495	462	456	1,473	1,335
Gross Profit — $ *
Client	128	124	63	407	147
Infrastructure	100	84	72	260	218

Total Gross Profit — $	228	208	135	667	365
Gross Profit — %
Client	36.7%	37.1%	19.4%	37.7%	15.6%
Infrastructure	68.5%	65.6%	54.5%	66.3%	55.2%

Total Gross Profit — %	46.1%	45.0%	29.6%	45.3%	27.3%
Operating Expenses Included in Pro Forma Results
Selling, general and administrative	64	70	76	210	227
Research and development	131	128	117	378	360

Pro Forma Operating Income (Loss)
Client	13	8	(48)	61	(184)
Infrastructure	20	2	(10)	18	(38)

Total Pro Forma Operating Income (Loss)	33	10	(58)	79	(222)
Other income (expense) — net	(1)	4	3	4	19
Interest expense	11	10	11	33	35
Provision (benefit) for income taxes	9	(79)	8	(67)	62

Pro Forma Net Income (Loss)	$12	$83	$(74)	$117	$(300)

Pro Forma Net Income (Loss) per share	$0.01	$0.05	$(0.04)	$0.07	$(0.18)

Weighted average shares outstanding—basic (in millions)	1,718	1,711	1,678	1,709	1,660

Weighted average shares outstanding—diluted (in millions)	1,734	1,734	1,678	1,729	1,660

Reconciliation of Pro Forma Operating Income (Loss) to Operating Income (Loss)
Pro Forma Operating Income (Loss)	$33	$10	$(58)	$79	$(222)
Amortization of acquired intangible assets	2	1	2	5	7
Purchased in-process research and development	—	—	—	13	—
Restructuring and other charges — net	11	7	6	65	99
(Gain) loss on sale of operating assets — net	(3)	1	(15)	(3)	(13)

Operating Income (Loss)	$23	$1	$(51)	$(1)	$(315)

Reconciliation of Pro Forma Net Income (Loss) to Net Income (Loss)
Pro Forma Net Income (Loss)	$12	$83	$(74)	$117	$(300)
Amortization of acquired intangible assets	2	1	2	5	7
Purchased in-process research and development	—	—	—	13	—
Restructuring and other charges — net	11	7	6	65	99
(Gain) loss on sale of operating assets — net	(3)	1	(15)	(3)	(13)
Income from operations of discontinued business — net of taxes	—	—	—	—	19
Gain (loss) on disposal of discontinued business — net of taxes	—	—	(11)	—	30
Cumulative effect of accounting change — net of taxes	—	—	—	—	(5)

Net Income (Loss)	$2	$74	$(78)	$37	$(349)

* Gross Profit includes $0, $0, and $32 of cost associated with restructuring activities for the three months ended June 30, 2004, March 31, 2004, and June 30, 2003, respectively, and $6 and $86 for the nine months ended June 30, 2004 and 2003, respectively.

Agere Systems Inc.
Unaudited Condensed Consolidated Balance Sheets
(Millions)

	Jun 30	Mar 31	Sep 30
	2004	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$771	$763	$744
Cash held in trust	14	16	21
Trade receivables	278	223	265
Inventories	147	146	122
Other current assets	57	70	52

TOTAL CURRENT ASSETS	1,267	1,218	1,204
Property, plant and equipment — net	685	710	778
Goodwill	119	119	109
Acquired intangible assets — net	8	10	13
Other assets	205	215	284

TOTAL ASSETS	$2,284	$2,272	$2,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$215	$191	$245
Short-term debt	142	153	195
Other current liabilities	494	492	582

TOTAL CURRENT LIABILITIES	851	836	1,022
Long-term debt	423	427	451
Other liabilities	390	407	404

TOTAL LIABILITIES	1,664	1,670	1,877

STOCKHOLDERS’ EQUITY	620	602	511

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,284	$2,272	$2,388

Agere Systems Inc.
Unaudited Cash Flow Measures
Three Months Ended June 30, 2004
(Millions)

		Restructuring
	Ongoing	and Related
	Operations	Activities	TOTAL
OPERATING ACTIVITIES
Gross profit (loss)	$228	$—	$228
Total operating expenses	194	11	205
Other income — net	(1)	—	(1)
Interest expense and provision for income taxes	20	—	20

Net income (loss)	13	(11)	2
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Restructuring expense — net of cash payments	—	(4)	(4)
Depreciation and amortization	54	—	54
Other operating activities	(23)	—	(23)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	44	(15)	29
INVESTING ACTIVITIES
Capital expenditures	(21)	—	(21)
Other investing activities	3	—	3

NET CASH USED BY INVESTING ACTIVITIES	(18)	—	(18)

FINANCING ACTIVITIES
Other financing activities	(3)	—	(3)

NET CASH USED BY FINANCING ACTIVITIES	(3)	—	(3)

Net increase (decrease) in cash and cash equivalents	23	(15)	8

Cash and cash equivalents at beginning of period			763

Cash and cash equivalents at end of period			$771

Net Cash provided (used) by Operating Activities	$44	$(15)	$29
Capital Expenditures	(21)	—	(21)

Net Cash provided (used) by Operating Activities and Capital Expenditures	$23	$(15)	$8

Agere Systems Inc.
Unaudited Net Income (Loss) Per Share Guidance

Quarter Ending
Sep 30
2004
Reconciliation of Pro Forma Net Income (Loss) Per Share to Net Income (Loss) Per Share
Pro Forma Net Income (Loss) (High End of Range)	$0.00
Pro Forma Net Income (Loss) (Low End of Range)	($0.02)

Amortization of acquired intangible assets	0.00
Purchased in-process research and development	0.00
Restructuring and other charges — net	0.00
(Gain) loss on sale of operating assets — net	0.00

0.00

Net Income (Loss) (High End of Range)	$0.00
Net Income (Loss) (Low End of the Range)	($0.02)